UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2021

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland, 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On July 7, 2021, Tenable Holdings, Inc. (the “Company”), entered into a credit agreement (the “Credit Agreement”), with Tenable, Inc., a subsidiary of the Company (the “Borrower”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The Credit Agreement is guaranteed by the Company and Tenable Public Sector LLC, a subsidiary of the Company, as guarantors, and is supported by a security interest in substantially all of the assets of the Borrower and guarantors.
The Credit Agreement provides for (i) a $375.0 million senior secured term loan facility, (ii) a $50.0 million senior secured revolving credit facility (with a $15.0 million letter of credit sublimit), (iii) one or more uncommitted incremental senior secured term loan facilities and incremental senior secured revolving credit facilities, subject to the satisfaction of certain conditions, in an aggregate principal amount not to exceed the sum of (x) the greater of $125.0 million and trailing twelve months EBITDA, plus (y) additional amounts so long as, on a pro forma basis at the time of incurrence, the Company’s first lien net leverage ratio does not exceed 4.50 to 1.00, and (ix) one or more uncommitted refinancing loan facilities with respect to loans thereunder.
Borrowings under the initial term loans were used to pay fees, premiums, costs and expenses, including any original issue discount or upfront fees payable in connection with the Credit Agreement and for general corporate purposes and purposes not prohibited by the Loan Documents (as defined in the Credit Agreement. Though permitted, no borrowings of revolving loans were made on the closing date. Borrowings pursuant to the revolving loans after the closing date may be used for working capital and other general corporate purposes, including capital expenditures, permitted acquisitions and other investments, restricted payments and the refinancing of indebtedness, and any other use not prohibited by the Loan Documents.
The initial term loans under the Credit Agreement will amortize at 1% per annum in equal quarterly installments, commencing in March 2022, until the final maturity date of July 7, 2028. The revolving loans under the Credit Agreement are scheduled to mature on July 7, 2026. The Credit Agreement contains certain customary events of default, which include failure to make payments when due thereunder, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, failure of any lien created under the Security Documents (as defined in the Credit Agreement) to be valid and perfected (subject to certain exceptions), failure of any material guarantee of the Loan Document Obligations (as defined in the Credit Agreement) to be in full force and effect and a Change of Control (as defined in the Credit Agreement).
Further, the Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of the Borrower and its Restricted Subsidiaries (as defined in the Credit Agreement) to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, to make certain investments, loans, advances and guarantees, to sell assets, to make certain restricted payments, to enter into certain sale and leaseback transactions, to enter into certain affiliate transactions, to enter into certain restrictive agreements and to enter into certain asset and stock-based transactions. In addition, under the terms of the Credit Agreement, as of the last day of each fiscal quarter of the Company in which 35% of the revolver is drawn (net of $100.0 million of cash and excluding $6.0 million of issued and undrawn letters of credit), the Total Net Leverage Ratio (as defined in the Credit Agreement) shall not be more than 5.50 to 1.00.
The interest rates applicable to borrowings under the Credit Agreement are, at the Borrower’s option, either (i) a base rate, which is equal to the greater of (a) the Prime Rate, (b) the NYFRB Rate plus 0.5% and (c) the Adjusted LIBO Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) for a one month Interest Period plus 1% (each term as defined in the Credit Agreement) or (ii) the Adjusted LIBOR Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) equal to the LIBO Rate (as defined in the Credit Agreement) for the applicable Interest Period (as defined in the Credit Agreement) multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus in the case of each of clauses (i) and (ii), the Applicable Rate (as defined in the Credit Agreement). The Applicable Rate (i) for base rate term loans is 1.75% per annum, (ii) for base rate revolving loans ranges from 1.00% to 1.50% per annum, (iii) for Eurodollar (as defined in the Credit Agreement) term loans is 2.75% per annum and (iv) for Eurodollar revolving loans ranges from 2.00% to 2.50% per annum, in each case, based on the First Lien Leverage Ratio. The Borrower will pay a commitment fee during the term of the Credit Agreement ranging from 0.25% to 0.375% per annum of the average daily undrawn portion of the revolving commitments based on the First Lien Net Leverage Ratio.

Other than a 1.00% premium which is payable if the initial term loan is prepaid on or prior to the date that is 6 months after the closing date in connection with a Repricing Transaction (as defined in the Credit Agreement) and customary breakage costs, any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without any other premium or penalty, and any amounts repaid under the revolving credit facility may be reborrowed. Mandatory prepayments are required under the revolving loans when borrowings and letter of credit usage exceed the aggregate revolving commitments of all lenders. Mandatory prepayments are also required in connection with (i) certain dispositions of assets or the occurrence of other Casualty Events (as defined in the Credit Agreement), in each case, to the extent the proceeds of such dispositions exceed certain individual and aggregate thresholds and are not reinvested, (ii) unpermitted debt transactions, and (iii) excess cash flow in excess of $10.0 million (commencing with respect to the the fiscal year ending December 31, 2022).
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety to the full text of the Credit Agreement, which will be filed with Company’s Form 10-Q for the quarterly period ended June 30, 2021.
Item 1.02    Termination of a Material Definitive Agreement.
In connection with the Credit Agreement, the Company terminated that certain senior secured credit facilities credit agreement, dated as of July 24, 2020, by and between the Company, the Borrower and Silicon Valley Bank, as administrative agent and lender, including the release of all guarantees and liens related thereto.
Item 8.01    Other Events.
On July 7, 2021, the Company issued a press release announcing that it entered into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
99.1	Press release, dated July 7, 2021.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on July 7, 2021, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	July 7, 2021	By:	/s/ Stephen A. Riddick
Stephen A. Riddick
General Counsel and Corporate Secretary